UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2005

LOYALTYPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21235	11-2780723
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3885 Crestwood Parkway

Suite 550

Duluth, GA 30096

(770) 638-5101

(Address and telephone number

of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2005 our board of directors, acting by unanimous consent, increased the number of directors of the Company from five to six, and then appointed Mr. Ernie Riddle to our board of directors to fill the resulting vacancy.  The board also granted non-qualified options to purchase 500,000 shares of our common stock to Mr. Riddle under our 2004 Stock Plan.  The options are exercisable at $.04 per share with 25% of the options vesting one year from the date of grant, and 6.25% vesting every three months thereafter until fully vested.  Mr. Riddle is expected to serve on our audit committee.   There have been no related party transactions with Mr. Riddle during the past two years, nor did any arrangements exist between Mr. Riddle and any other person pursuant to which he was appointed to our board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOYALTYPOINT, INC.

By:	/s/ JEFFREY S. BENJAMIN
Chief Financial Officer

Date: March 31, 2005

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